Exhibit 10.3

RESTATED SECURITY AGREEMENT

THIS AGREEMENT (the “Security Agreement”), signed February 19, 2004 but retroactively effective January 1, 2004, amends and restates in its entirety the SECURITY AGREEMENT dated January 13, 2004 between and among AROTECH CORPORATION, a Delaware corporation (the “Buyer”), FAAC INCORPORATED, a Michigan corporation (the “Company”), and ALAN G. JORDAN and TIM L. CARR, the sole shareholders of the Company (respectively “Jordan” and “Carr” and collectively the “Shareholders”).

WHEREAS, pursuant to a STOCK PURCHASE/SALE AGREEMENT dated January 7, 2004 (the “Agreement”), (A) the Buyer has effective as of January 1, 2004 (the “Closing Date”) purchased from the Shareholders all of the outstanding shares of Common Stock issued by the Company (the “Company Common Stock”), (B) as partial consideration for the Company Common Stock, the Buyer, pursuant to Section 2.4 of the Agreement, has agreed to pay a portion of the purchase price based upon the operations of the Company following the Closing Date (the “Earnout Consideration”) and (C) to secure payment of that Earnout Consideration, the Buyer has agreed to grant to the Shareholders a second priority security interest and other rights in the Company Common Stock and a first priority security interest in the $6,000,000 in corporate bonds listed in Schedule A and any replacements or substitutions thereof as permitted under the terms of this Agreement (collectively, the “Debt Instruments”).

NOW THEREFORE, the Buyer, the Company and the Shareholders (each a “Party” and two or more collectively the “Parties”) agree as follows:

1.    Grant of Security Interest. The Buyer hereby grants to the Shareholders a security interest in and to the Debt Instruments and the Company Common Stock (the “Security Interest”) to secure the payment by the Buyer when due of all installments of the Earnout Consideration. The Security Interest in the Debt Instruments is and will remain a first priority security interest. The Security Interest in the Company Common Stock is and will remain a second priority security interest, subordinate to the security interest granted by the Buyer to Smithfield Fiduciary, L.L.C. (“Smithfield”) but will be senior to all other liens or security interests now or hereafter imposed upon the Company Common Stock. The rights and obligations of the Buyer and the Shareholders under the Security Interest will be as prescribed in the Michigan Uniform Commercial Code (the “Code”), as modified by the specific terms of this Agreement. The relative rights and obligations of the Shareholders and Smithfield with respect to the Debt Instruments and the Company Common Stock will be as prescribed in the LIEN SUBORDINATION AND INTERECREDITORS AGREEMENT dated January 13, 2004, as amended (the “Intercreditors Agreement”) between the Shareholders and Smithfield.

2.     Covenants Regarding Company Common Stock. For so long as any portion of the Earnout Consideration remains unpaid, unless otherwise agreed in writing by the Shareholders, the Company shall, and the Buyer shall cause the Company to, comply with each of the following covenants with respect to the Company Common Stock (each a “Stock Covenant”):

(a) Capitalization. The Company will not issue any capital stock to any party and will not make any change to its capital structure.

(b) Dividends and Distributions. The Company will not declare nor pay any dividends or other distributions in respect of its capital stock.

(c) Income Reinvestment. Not later than the January 31st following the close of each calendar year, the Company will invest Fifty Percent (50%) of its after-tax net income realized during that calendar year (as determined in accordance with generally accepted accounting principles) in a debt instrument that meets the requirements detailed in Section 3(d) (an “Income Investment”), which debt instrument shall constitute an additional Debt Instrument for which the Shareholders will have a first priority security interest as further security for payment of the Earnout Consideration; and immediately upon making that investment, perfect that security interest by the delivery of the original copy of the certificate or other document evidencing the Debt Instrument evidencing that Income Investment to the “Escrow Agent” designated in Section 4.

(d) Debt Financing. The Company will not incur any indebtedness other than indebtedness incurred in the ordinary course of the Company's business or indebtedness under a line-of-credit loan from Smithfield or a licensed lending institution provided that the proceeds of such loan are used only in the ordinary course of the Company’s business and provided that the unpaid principal balance of that loan shall at no time exceed the lesser of the balance of the Company’s accounts receivable securing that loan or $3,000,000.

(e) Fundamental Transactions. The Buyer will refrain from any sale or encumbrance of all or any part of its interest in the Company Common Stock and the Company will refrain from entering into any merger, consolidation, joint venture or similar transaction and to refrain from the sale of any of its assets other than the sale of inventories in the ordinary course of business.

If and as requested by the Shareholders from time to time, the Company shall, and the Buyer shall cause the Company to, provide confirmation to the Shareholders of the Company’s compliance of each of these Stock Covenants and will permit the Shareholders and their authorized representatives to have reasonable access to the books and records of the Company to verify that compliance.

3.    Covenants Regarding Debt Instruments. For so long as any portion of the Earnout Consideration remains unpaid, unless otherwise agreed in writing by the Shareholders, the Company shall and the Buyer shall cause the Company to comply with each of the following covenants regarding the Debt Instruments (each a “Debt Instrument Covenant”):

(a) No Assignment. Except as provided in Section 3(c), the Company will not assign or negotiate any Debt Instrument.

(b) Interest Payments. For so long as there is no “Event of Default” hereunder (as defined in Section 5), the Company will be entitled to receive and retain all interest that is accrued and paid with respect to the Debt Instruments. If and for so long as any “Event of Default” occurs and continues, such interest shall be re-invested in a new Debt Instrument that meet the requirements detailed in Section 3(e).

(c) Principal Payments. Any principal payments received with respect to the Debt Instruments shall be re-invested in a new Debt Instrument that meet the requirements detailed in Section 3(e).

(d) Replacement Debt Instruments. The Company reserves the right, following written notice delivered to the Shareholders, to negotiate or otherwise liquidate any Debt Instrument and to re-invest the entire proceeds from that negotiation or liquidation in a substitute Debt Instrument provided that the substitute Debt Instrument meets the requirements detailed in Section 3(e) and provided that the original copy of the Debt Instrument is immediately delivered to the “Escrow Agent" designated in Section 4.

(e) Debt Instrument Requirements. Each substitute or additional Debt Instrument provided by the Buyer as collateral under this Security Agreement shall comply with each of the following requirements: (i) the Debt Instrument will be evidenced by a certificate or other document that is deliverable to the “Escrow Agent” designated in Section 4, (ii) the Debt Instrument will qualify as “investment property” under Section 9-102(49) of the Code, (iii) the issuer of the Debt Instrument will be an entity organized under the laws of one of the States of the United States and will not be the Buyer or any entity which owns more than two percent (2%) of the equity securities of the Buyer and (iv) the Debt Instrument will be of an “investment grade” having a Standard & Poor’s Rating of “BBB” or better.

4.    Escrow of Debt Instruments. In order to perfect the Shareholders’ security interest in the Debt Instruments, the Buyer, upon the issuance of each Debt Instrument, will promptly deliver or cause the issuer to promptly deliver to HSBC Bank USA, 452 Fifth Avenue, New York, New York 10018, ABA No. 021-001-088 (the “Escrow Agent”) the original copy of the certificate or other document evidencing that Debt Instrument. If and at each time that the Buyer desires to replace or substitute a Debt Instrument, the Shareholders will promptly cooperate with the Buyer in the release by the Escrow Agent of the original copy of the certificate or other document evidencing an existing Debt Instrument in exchange for the delivery to the Escrow Agent of the original copy of the certificate or other document evidencing the replacement or substitute Debt Instrument. Each Debt Instrument will be held in escrow by the Escrow Agent pursuant to the terms of the ESCROW AGREEMENT signed on the date of this Security Agreement between and among the Company, the Buyer, the Shareholders and the Escrow Agent (the “Escrow Agreement”). If and upon payment in full of the Earnout Consideration and the release by the Escrow Agent to the Buyer of the original copies of the Debt Instruments pursuant to the Escrow Agreement, the Shareholders will promptly sign and deliver to the Buyer any document reasonably required by the Buyer to confirm that the Shareholders have no further security interest or other interest in the Debt Instruments.

5.    Default. The following shall constitute events of default under this Security Agreement (and “Event of Default”):

(a) Breach of Covenants. The breach by the Company of any Stock Covenant or Debt Instrument Covenant under this Security Agreement and the failure to remedy such breach within ten (10) days after written demand is delivered by the Shareholders to the Company and the Buyer; or

(b) Failure to Pay Earnout Consideration. The failure of the Buyer to pay any installment of the Earnout Consideration on or before its due date under the Agreement and the failure of the Buyer to remedy such nonpayment within ten (10) days after written demand thereafter is delivered by the Shareholders to the Buyer and the Company.

6.    Remedial Rights. Upon the occurrence of an Event of Default under this Security Agreement, the Shareholders, by written notice to the Buyer and the Company, may elect one or the other (but not both) of the following rights:

(a) Code Rights. The Shareholders shall have the right to exercise all remedial rights against the Buyer and with respect to the either or both of the Debt Instrument(s) and the Company Common Stock as are accorded to a creditor and secured party under the provisions of the Code and other applicable law, but subject to the rights of Smithfield under its senior security interest with respect to the Company Common Stock and subject to the commitment of the Shareholders in the Intercreditor Agreement to first seek recourse for the Event of Default through the proceeds of the Debt Instrument(s) and only thereafter through the Company Common Stock in accordance with the provisions of the Intercreditor Agreement. If the Shareholders elect to exercise their remedial rights under this Section, then, in addition to any other actions that may be permitted under the Code (as limited by the Intercreditor Agreement), the Shareholders may deliver written notice to the Buyer and Escrow Agent identifying the Event of Default, affirming that such Event of Default has not been remedied as permitted and required under this Security Agreement and demanding a release to the Shareholders of the Debt Instruments then held by the Escrow Agent under the Escrow Agreement (a “Demand Notice”). Unless the Buyer, within twenty (20) days after the date of delivery of the Demand Notice, delivers its written notice to the Shareholders and the Escrow Agent stating that no Event of Default exists under this Security Agreement, detailing specifically the basis for that statement and objecting to the release of the Debt Instruments to the Shareholders (an “Objection Notice”), then the Escrow Agent shall within thirty (30) days after the date of delivery of the Demand Notice release to the Shareholders the original copies of the certificates or other documents evidencing the Debt Instruments then held under the Escrow Agreement. If the Buyer delivers an Objection Notice within such period, then the Escrow Agent shall refrain from the release of the Debt Instruments to the Shareholders unless and until directed to do so by a written directive signed by the Buyer and the Shareholders or the Order of a court of competent jurisdiction. If and at such time as the original copies of the certificates or other documents evidencing the Debt Instruments are released to the Shareholders, the Shareholder shall promptly liquidate those Debt Instruments in a commercially reasonable manner to the extent required to pay any portion of the Earnout Consideration then due and payable and any Debt Instruments not required to be liquidated for such purposes and any proceeds of liquidation of the Debt Instruments not required for such payment shall be promptly returned or remitted to the Escrow Agent for holding and release as otherwise provided in the Escrow Agreement.

(b) Option To Reacquire Stock. Subject to the commitments of the Shareholders and the rights of Smithfield in the Intercreditors Agreement, the Shareholders shall have the right to declare a forfeiture under the Security Interest and to reacquire the Company Common Stock (the “Reacquisition Option”) by (i) waiving any right to any further payments of the Earnout Consideration under the Agreement and (ii) paying to Smithfield $6,000,000 in order to secure a release of Smithfield’s security interest in the Company Common Stock (the “Release Payment”). As a condition to the Shareholder’s exercise of the Reacquisition Option, the Shareholders shall deliver a pre-exercise notice to the Buyer, the Company and Smithfield (the “Pre-Exercise Notice”) identifying the Event of Default, specifying the action(s) that will be required to remedy that Event of Default and advising that if such remedial actions are not completed in sixty (60) days following the date of delivery of that Pre-Exercise Notice, the Shareholders will have the right to exercise the Reacquisition Option. Unless the remedial actions specified in the Pre-Exercise Notice have been fully implemented within such sixty-day period, the Shareholders, by further written notice to the Buyer, the Company and Smithfield (the “Exercise Notice”) may exercise the Reacquisition Option. (Alternatively, the Shareholders may elect at such time not to exercise the Reacquisition Option and, instead, to exercise their remedial rights under Section 6(a).) If the Shareholders exercise the Reacquisition Option, the closing of the reacquisition shall occur at the offices of the Company on the tenth (10th) business day following the date of delivery of the Exercise Notice. At that closing, the Buyer will endorse and deliver to the Shareholders the original Stock Certificate(s) representing the Company Common Stock and will execute and deliver to the Shareholders such other documents and will take such other actions as the Shareholders reasonably require to confirm that the Buyer has no further interest in the Company as a shareholder, lender or otherwise. At that closing, the Shareholders will sign and deliver to the Buyer and will take any other actions as the Buyer may reasonably require to confirm the waiver by the Shareholders of any right to any further payments of the Earnout Consideration. At that closing, the Shareholders will remit the Release Payment to Smithfield by wire transfer to an account designated by Smithfield and Smithfield will sign and deliver to the Shareholders and will take any other actions reasonably required by the Shareholders to confirm that Smithfield has released and discharged any security interest, lien or other interest that Smithfield holds in the Company Common Stock. At that closing, any individuals designated by the Buyer to serve as directors or officers of the Company shall tender their resignations from such positions. Time shall be of the essence with respect to the exercise and the implementation of the Reacquisition Option. The Buyer and the Company acknowledge that the availability of the Reacquisition Option is of the essence to the Shareholders in their agreeing to be bound by the Agreement and this Security Agreement; that if the Shareholders have exercised the rights of the Reacquisition Option that the damages that the Shareholders will or may incur if the reacquisition is not completed may be irreparable or not susceptible to monetary determination; and that as a consequence of such damages, the obligations of the Buyer and the Company under the Reacquisition Option shall be specifically enforceable by injunctive relief through a court of competent jurisdiction.

7.    Miscellaneous.

(a) Applicable Law. This Security Agreement is being made under and shall be interpreted in accordance with the laws of the State of Michigan.

(b) Notice. Any notice permitted or required under this Security Agreement shall be in writing and shall be deemed delivered in the time and manner specified in the Agreement.

(c) Entire Agreement/Modification. This five (5) page document, together with the Agreement, constitutes the entire agreement between the Parties with respect to the subject matter hereof and shall not be cancelled or amended unless by a subsequent writing signed by each of the Parties. This document amends and replaces the SECURITY AGREEMENT between and among the Parties signed January 13, 2004 and effective January 1, 2004.

SIGNATURES ON NEXT PAGE

COMPANY:	FAAC INCORPORATED

	By:	/s/
Alan G. Jordan
President

BUYER	AROTECH CORPORATION

	By:	/s/
Yaakov Har-Oz
Vice President & General Counsel

SHAREHOLDERS:

	By:	/s/
Alan G. Jordan

By:	/s/
Timothy L. Carr

SCHEDULE A

Ford Motor Credit Co.
face value: 1,000,000
coupon: 7.75%
maturity: 3/15/05
price: 105.827
interest accrued: $31,000.00
total cost: $1,089,270.00
yield: 2.350%
trade date: 2/04/04
settlement date: 2/09/04
rating: A3/BBB-

Disney Co
face value: 1,000,000
coupon: 7.3%
maturity: 2/8/05
price: 105.69910
interest accrued: $202.78
total cost: $1,057,193.78
yield: 1.520%
trade date: 2/04/04
settlement date: 2/09/04
rating: Baa1/BBB+

Federal Loan Home Bank
face value: 1,000,000
coupon: 1.41%
maturity: 3/2/05
price: 100.00
total cost: $1,000,000.00
yield: 1.410%
trade date: 2/04/04
settlement date: 3/02/04
rating: AAA
non call three month - callable quarterly thereafter.

Newcourt Cr Group (leasing industry)
face value: 1,000,000
coupon: 6.875%
maturity: 2/16/05
price: 105.423
interest accrued: $33,229.17
total cost: $1,087,459.17
yield: 1.480%
trade date: 2/05/04
settlement date: 2/10/04
rating: A2/A

Gannett Co (publishing industry)
face value: 660,000
coupon: 4.95%
maturity: 4/1/05
price: 103.950
interest accrued: $11,706.75
total cost: $697,776.75
yield: 1.447%
trade date: 2/05/04
settlement date: 2/10/04
rating: A2/A

General Motors Co.
face value: 1,000,000
coupon: 6.25%
maturity: 5/1/05
price: 104.914
interest accrued: $17,187.50
total cost: $1,066,327.50
yield: 2.160%
trade date: 2/05/04
settlement date: 2/10/04
rating: Baa1/BBB